Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated January 4, 2013, by and between CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., a Delaware limited partnership, having an address at 110 East 59th Street, 6th Floor, New York, New York  10022 (“Lender”), and INLAND DIVERSIFIED LAS VEGAS CENTENNIAL CENTER, L.L.C., a Delaware limited liability company, having an address at c/o Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523  (together with its successors and permitted assigns, “Borrower”).

Preliminary Statement

A.                                    Lender made a loan to Borrower in the principal amount of $70,455,000.00 (the “Loan”) pursuant to that certain Loan Agreement, dated as of December 27, 2012, by and between Borrower and Lender (the “Loan Agreement”), which Loan is evidenced by that certain Promissory Note, dated as of December 27, 2012, made by Borrower in favor of Lender.

B.                                    Due to a scrivener’s error, the Maturity Date was erroneously defined in the Loan Agreement as “February 6, 2023 or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.” rather than “January 6, 2023 or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.” and the parties wish to enter into this Agreement to correct such error.

C.                                    All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.                                      Correction to Loan Agreement.  Borrower and Lender acknowledge and agree that the Maturity Date as defined in the Loan Agreement shall mean “January 6, 2023 or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.” and the parties hereto authorize a slip page be added to the Loan Agreement to further effectuate and evidence such correction.

2.                                      No Novation.  Except as expressly set forth herein, the Loan Agreement shall continue unmodified and in full force and effect.  It is the intent of the parties that this Agreement shall not constitute a novation of the Loan Agreement.

3.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

BORROWER:	INLAND DIVERSIFIED LAS VEGAS CENTENNIAL CENTER, L.L.C., a Delaware limited liability company

	By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

		By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company,
its managing member

			By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

				By:	/s/ Barry L. Lazarus
Name: Barry L. Lazarus
Title: President

LENDER:	CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., a Delaware limited partnership

	By:	/s/ Jill Weinstein
Name: Jill Weinstein
Title: Secretary

Signature Page to Centennial Center Agreement